EXHIBIT 16.1

U.S. Securities and Exchange Commission
450 5th Street NW
Washington, D.C. 20459                                        September 8, 2000

Ladies and Gentlemen:

We have been furnished with a copy of the response to Item 4 of Form 8-K for the event that occurred on September 8, 2000, to be filed by our former client, Talk.com Inc. We agree with the statements made in response to that Item insofar as they relate to our firm.

                                                           Very truly yours,

                                                           /s/  BDO SEIDMAN, LLP

                                                           BDO Seidman, LLP